UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

As of August 1, 2022, the Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on August 23, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of August 1, 2022 (number of shares finalized on August 23, 2022)	795,574	$18,638,544

Item 7.01. Regulation FD Disclosures

August 2022 Distributions

On August 23, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1408	$0.0000	$0.1408
Class S Common Shares	$0.1408	$0.0169	$0.1239
Class D Common Shares	$0.1408	$0.0050	$0.1358

The distributions for each class of Shares are payable to shareholders of record as of the open of business on August 31, 2022 and will be paid on or about September 28, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of July 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2022
Class I Common Shares	$23.43
Class S Common Shares	$23.43
Class D Common Shares	$23.43

As of July 31, 2022, the Fund’s aggregate NAV was $1.8 billion, the fair value of its investment portfolio was $3.8 billion and it had $1.9 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 1.05x. The Fund’s net leverage ratio as of July 31, 2022 was approximately 1.08x (1).

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	6,570,470	$155,112,506
Class S Common Shares	7,722,559	$186,702,647
Class D Common Shares	43,787	$1,020,000
Private Offering:
Class I Common Shares	67,137,760	$1,665,924,470
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	81,474,577	$2,008,759,623

*	Amounts may not sum due to rounding.

Portfolio Commentary

(All figures as of July 31, 2022, unless otherwise noted)

July provided a welcomed respite for the leveraged loan and high yield markets amid expectations for a shallower Fed tightening cycle, a better-than-expected earnings season, and the ongoing dearth of new-issue supply. The leveraged loan and high yield indices returned 2.1% and 6.0% for the month, respectively.1 For the loan market, the average bid price of the S&P LSTA Leveraged Loans Index rose from 92.16 to 93.64 in July, and first lien loan credit spreads tightened by approximately 42 basis points. The recovery in secondary loan prices positively impacted the valuation of Fund’s liquid loan investments and was the primary driver of our month-over-month net asset value per share increase of 2.4% to $23.43 as of July 31, 2022. ADS generated a return of 3.0% for Class S Common Shares (without upfront placement fees) for July.

Despite the rally, primary market activity remained stagnant in July with monthly new-issue volumes hitting decade lows for leveraged loans and high yield. Year-to-date through July 31, 2022, leveraged loan issuance was down 67% over the same period a year ago and high yield volume was down 78% over the same period a year ago.2 As a result of the lack of capital availability in these markets, private credit continues to experience strong demand from financial sponsors and companies. For scaled capital providers like ADS, we continue to believe that there are opportunities to lend to high-quality, defensive companies at attractive pricing and terms. For context, the weighted average yield at amortized cost of directly originated large cap loans in our portfolio was 8.0% as of July 31, 2022, and the yield at amortized cost of opportunities our near-term pipeline ranges from approximately 8.5% to 10.5%. Aside from the tailwind of rising interest rates, we believe that our ability to build a new portfolio of directly originated large cap loans in this environment enhances the pace at which we are able to increase our overall portfolio yields.3 As of July 31, 2022, the weighted average yield at amortized cost of our portfolio was 7.3%, up from 6.9% as of June 30, 2022. Despite increasing asset-level yields, our portfolio’s credit metrics continue to remain stable and conservative at weighted average net leverage, net loan-to-value, and interest coverage of 4.7x, 41%, and 3.0x, respectively.4

As of July 31, 2022, our portfolio was $3.8 billion based on fair market value across 132 issuers and 46 industries. 98% of our portfolio was first lien and 98% of our portfolio was floating rate based on fair market value. The median EBITDA of our portfolio companies was $268 million, and we had no loans on non-accruals status. Based on our current pipeline and portfolio activities, we expect liquid loans to become a minor portion of our portfolio in the fourth quarter, which will further enhance our portfolio yields and decrease the susceptibility of our NAV to market volatility.3 As of July 31, 2022, the weighted average fair value mark of liquid loans in our portfolio was 94.4, compared to 92.4 as of June 30, 2022, and the underlying credit profile of these liquid loans remain robust with weighted average net leverage, net loan-to-value, and interest coverage of 4.5x, 44%, and 3.2x, respectively.4

We believe that ADS is well positioned from a capital and liquidity perspective to support our healthy pipeline of directly originated large cap loans. At month end, the Fund’s net leverage ratio was 1.08x, and we had $1.4 billion of excess availability under our secured funding facilities, subject to regulatory and borrowing base requirements.

Select Recent Transaction Highlights:

Forterro

In July 2022, Apollo closed and funded a senior secured credit facility to support Partners Group’s €1 billion acquisition of Forterro. Forterro is a pan-European software services provider for approximately 10,000 manufacturing clients. Given Apollo’s strong relationship with the sponsor and its previous knowledge of the business, Apollo was able to commit to the financing with speed and certainty of execution.

Version 1

In July 2022, Apollo closed and funded a senior secured credit facility to support Partners Group’s acquisition of Version 1. Version 1 is a leading digital transformation services providers in the UK and Ireland that works with private and public sector clients on complex digital transformation programs. Due to Apollo’s strong relationship with the sponsor, ability to act with speed, and deep sector expertise, Apollo was able to participate in the financing.

1.	S&P LSTA Leveraged Loan Index, ICE BofA U.S. High Yield Index, as of July 31, 2022.

2.	JPM research.

3.	Given the market volatility, there is no guarantee we will be able to consummate the transactions in our pipeline and /or that our portfolio yield will continue to increase in the period ahead.

4.	Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: August 23, 2022	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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